SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

December 22, 2005
(Date of Report)

CACI International Inc
(Exact name of registrant as specified in its Charter)

Delaware	0-8401	54-1345899
(State or other jurisdiction of incorporation)	Commission File Number)	(IRS Employer Identification Number)

1100 N. Glebe Road
Arlington, Virginia 22201
(Address of Principal executive offices)(ZIP code)

(703) 841-7800
(Registrant´s telephone number,
including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]    Pre-commencement communications pursuant to Rule 14d-2(b) under the exchange Act (17 CFR 240.14d-2(b))

[ ]    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEMS 1.01, 7.01, and 8.01    Entry into a Material Definitive Agreement, Regulation FD Disclosure, Other Events

In Arlington, VA, December 22, 2005, CACI International Inc announced today that it has signed a definitive agreement to purchase substantially all of the assets of Information Systems Support, Inc. (ISS). ISS is an information technology solutions provider primarily to the U.S. Government. Headquartered in Gaithersburg, Maryland, the company has approximately 1,100 employees in 10 states.

ISS's revenue is estimated to exceed $200 million for their fiscal year ending December 31, 2005. The transaction is anticipated to be accretive to CACI's fiscal year ending June 30, 2006.

CACI Management will host a teleconference today at 4:05 p.m. Eastern Time to discuss the transaction. The call may be accessed by dialing 800-289-0496 and entering the pass code 4289770, or by logging on to CACI's Internet site at www.caci.com at the scheduled time.

A copy of the Registrant´s press release is attached as Exhibit 99 to this current report on Form 8-K.

EXHIBITS
Exhibit
Number
99	Press Release dated December 22, 2005, announcing the Registrant's intent to acquire substantially all of the assets of Information Systems Support, Inc.

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CACI International Inc

Registrant

By:	/s/ Arnold D. Morse

Arnold D. Morse Senior Vice President, Acting Director, Legal Division, and Assistant Secretary